As filed with the Securities and Exchange Commission on June 8, 2005.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                     AMERICAN SECURITY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   90-0179050
                      (IRS Employer Identification Number)

               9601 KATY FREEWAY, SUITE 220, HOUSTON, TEXAS 77024
                    (Address of principal executive offices)

                           JOSEPH E. GRACE , PRESIDENT
               9601 KATY FREEWAY, SUITE 220, HOUSTON, TEXAS 77024
                     (Name and address of agent for service)

                                  713-465- 1001
          (Telephone number, including area code of agent for service)

                              CONSULTING AGGREEMENT
                            (Full title of the Plans)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered            Registered(1)             share(2)               price(2)          registration fee(3)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,
  $.001 par value         2,200,000              $0.065                         $143,000               $25.31

                          ----------------------                                                ----------------------
          TOTAL
------------------------- ---------------------- ---------------------- ----------------------- ----------------------

(1) Includes Common Stock underlying Warrants plus such indeterminate number of shares of Common Stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the shares of Common Stock underlying the Warrants to be registered hereby estimated in accordance with Rule 457(c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low sales prices per share of Common Stock of the Registrant on June 2, 2005.
(3) The offering price is based upon the exercise price of the warrants pursuant to Rule 457(f)(2).

                                        5
                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the Consulting Agreement (the "Plan) as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in(a) and(b) below have been filed by the Registrant, American Security Resources Corporation, a Nevada corporation(the "Company"), with the Securities and Exchange Commission(the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10-KSB for the year ended December 31, 2004, and filed on March 31, 2004. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB for the period ended N/A.

         The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.

         None

Item 6:  Indemnification of Directors and Officers.


         Section 78.7502 of the Nevada Revised Statutes provides:


                  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.


                  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


                  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


                  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8:  Exhibits

         Consulting Agreement

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the Sixth day of May, 2005.





By:      /s/ Joe E Grace
   -----------------------------------------------------------
      President and Chairman of the Board
Principal Executive Officer


By:      /s/ Frank Neukomm
   -----------------------------------------------------------
       Chief Financial Officer, Treasurer and Director
Principal Accounting Officer and Principal Financial Officer


         THE PLAN: Pursuant to the requirements of the Securities Act of 1933, the Board of Directors who administer the Consulting Agreement have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the Sixth day of May, 2005.



/s/ Joe E. Grace                                 /s/ Frank Neukomm
------------------------------                  -----------------------------
President and Director                           CFO and Director


/s/ Robert C. Farr
-------------------------------
 Director

                                    EXHIBITS

8.1      Consulting Agreement

                                  Exhibit 8.1
                          CONSULTING SERVICES AGREEMENT


         This Consulting Services Agreement ("Agreement"), effective May 1, 2005, is made by and between Timothy J. Connolly ("Consultant"), whose address is 109 North Post Oak Lane, Ste 422, Houston, Texas 77024 and American Security Resources Corporation ("Company"), having its principal place of business at 9601 Katy Freeway, Suite 220, Houston, Texas77024 collectively, the "Parties". This Agreement supersedes and replaces any prior Agreements in place between the Parties.

         WHEREAS, Company is a public corporation and desires to further develop its business and customers;

          WHEREAS, Consultant has extensive background in the area of business consulting, development, outside accounting and legal personnel, human resources, and hiring and management advisory services; and
         WHEREAS, Company desires to engage Consultant to provide information, evaluation and consulting services to Company in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration for those services Consultant provides to Company, the Parties agree as follows:

1.       Services of Consultant

Consultant agrees to perform for Company all necessary services required in providing general business strategic consulting and management advisory services for Company as more specifically set forth in Exhibit A attached hereto. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Company's securities. Timothy J. Connolly will provide the services in conjunction with professionals who will act under his direct supervision. The Consultant or his professionals shall provide sixteen hours of consulting monthly. There shall be no credit or carrying over of unused hours from month to month.

         2.                Consideration

                  2a. Company agrees to pay Consultant, as its fee and as consideration for services provided, $6,000 per month paid quarterly in advance for two eight hour days of services per month. Additional services shall be provided at the rate of $3,000 per additional eight hour day or part to be agreed to in writing. No unused day or days may be carried over from one month to the next. These payments will be made in common stock under the same terms as the warrants under paragraph 2b.and 2c.for a period of 12 months. In the event Consultant negotiates mergers, acquisitions, or share exchanges on behalf of the Company, an additional consideration of 5% of the purchase price or value of shares, cash, notes or other consideration shall be paid to Consultant unless Consultant has a previous payment arrangement with the other party to the transaction which shall be promptly disclosed to the Company.

                  2b. Upon signature of this agreement, the Company grants Consultant fully vested warrants for the right to purchase up to 6,000,000 shares of the common stock of the Company; 5,000,000 at an exercise price of one half (1/2) the highest bid at the immediate previous five day's closing prices for two years from the date of this Agreement, and 1,000,000 at an exercise price of $.01 per share.

                  2c. Consultant will not own more than 4.9% of the Company at any time, unless mutually agreed by Consultant and Company. The Company shall not take any steps that would cause Consultant to ever own more than 4.9% of common shares outstanding without Consultant's specific prior written permission.

         All the shares and underlying the options or warrants rights under this Agreement are to be registered upon signature by Consultant under Form S-8 by the Company.

3.       Expenses

           Company agrees to reimburse Consultant monthly for all reasonable out of pocket expenses previously agreed in advance by Company, in writing, if over $500.

4.       Confidentiality

         Each Party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

5.         Late Payment

         Company shall pay to Consultant all fees within 10 days of the due date. Failure of Company to finally pay any fees within 10 days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Company from payment of fees, and, in the event of collection enforcement, Company shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

6.         Indemnification

6a. Company
                  Company agrees to indemnify, defend, and hold harmless Consultant, its assignees, or its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of Company of this Agreement, unless caused by the grossly negligent actions of Consultant.

         6b. Consultant

                  Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

6c. Notice
                  In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

7.         Limitation of Liability

         Unless Consultant is found to be grossly negligent Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Company for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed 100% of the cash value of the monthly fee paid by Company to Consultant for the specific service provided that is in question. The values of any warrants granted under this Agreement are specifically excluded from the cash value paid under the terms of this agreement.

  8.        Termination and Renewal

         (a) Term

                  This Agreement shall become effective on May 1, 2005 and terminate one year hereafter.
         (b) Termination

                  Either Party may terminate this Agreement if the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

         (c)  Termination and Payment

                  Consultant shall have the right to terminate this agreement with 90 days notice during its term. Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon such termination, Consultant shall provide and deliver to Company any and all outstanding services due through the effective termination date of this Agreement.

9.         Miscellaneous

(a) Independent Contractor
                  This Agreement establishes an "independent contractor" relationship between Consultant and Company.
         (b)   Rights Cumulative; Waivers

                  The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.


         (c)   Benefit; Successors Bound

              This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

         (d)  Entire Agreement

               This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof. There are no promises, Agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

         (e)   Assignment

                Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void. The sole exception of this provision shall be right of the Consultant to assign this contract in whole or in part to any entity or individual that is majority supervised, owned or controlled by the Consultant. Consultant shall assign such individuals under his direct supervision solely as he deems necessary to assist in discharging his duties under this agreement.

         (f)  Amendment

              Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

          (g)  Severability

                Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.


         (h)  Section Headings

               The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i)   Construction

               Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

         (j)  Further Assurances

              In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

         (k)   Notices

              Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

         To Company:

         Joe Grace
         American Security Resources Corporation
         9601 Katy Freeway, Suite 220
         Houston, TX  77024
         713-465-1001

         To Consultant:

         Timothy J. Connolly
         109 North Post Oak Lane, Suite 422
         Houston, TX  77024
         713-621-2737


(l)

         Arbitration Clause

              All disputes, claims, and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration Association and shall be conducted in Houston, Texas by a one-person arbitrator, unless the parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. The Award of the Arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorney's fees arising out of such arbitration.

(m) Governing Law
              This Agreement shall be governed by the interpreted in accordance with the laws of the State of Texas without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

         (n)  Consents

                The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

         (o)   Survival of Provisions

                The provision(s) contained in this Agreement shall survive the termination of this Agreement for one year from date of termination.

         (p)   Execution in Counterparts

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.





         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

Company


_________________________
---------------------------
BY: Joe Grace
ITS: President,  and Chairman

Consultant


----------------------------
BY: Timothy J. Connolly

                                    EXHIBIT A

SERVICES

1) Consultant shall provide two eight (8) hour workdays per month of the following services pursuant to the terms of this
     Agreement:

A. General management strategic consulting services, including but not limited to:
1) Advising on corporate structure; 2) Advising on marketing; and

3) Developing strategic alliances.
4) Implementation of financial systems, structures and controls
5) Retaining Internet traffic engineering services to increase sales and brand identity as shown on the attached Exhibit B

6) Retaining of appropriate executive, legal and accounting personnel for the Company

B. Consulting on matters of the board of directors of the Company, including but not limited to:

1) assisting the board of directors in developing policies and procedures; and

2) assisting the board of directors of the Company in mergers, acquisitions, and other business combinations.

       The above services will be further defined and delineated by the Company's board of directors from time to time as necessary. However, Consultant shall not perform any services directly in connection with the offer or sale of Company securities, financings, or any services in connection with securities or which directly or indirectly promote or maintain a market for Company's securities. Any such services must be provided by others under a separate Agreement with separate compensation.

                                    EXHIBIT B

                    Internet Traffic Engineering Services To
                        Increase Sales and Brand Identity
          ------------------------------------------------------------

Summary:

Traffic Engineering increases sales and public awareness of companies and their web sites. Services combine proven Internet sales techniques with branding identity, development and corporate sales communications programs.

We identify your Internet audience and develop a sales message that they will respond to. Your message is built into your web site along with structure and functionality that drives visitors through the site to take action.

Then we build numerous "e-highways" that drive traffic to your site. This is accomplished by customizing proven e-commerce sales techniques to work for your Company.

Applying web search methods that deliver your message and increase web site traffic increases sales results. Effectiveness is enhanced with direct distribution to targeted sources that are interested in what you do. Our programs generate exposure featuring your Company, your team, your products and the solutions you provide.

Traffic Engineering builds roads that drive customers to your site. These roads and the traffic they produce remain in place, benefiting your Company long after our services are completed.

                          Web Site Enhancement Services

1)   Perform effectiveness analysis and review of Company sites:

2) Present options to enhance site structure, layout and content in order to develop an effective web site designed to present the Company, create action, generate sales and produce increased public awareness

3) Provide and incorporate new pages and content as needed to enhance site image, functionality and effectiveness. New pages to be developed include (but are not limited to); Corporate Profile, Growth Plan, Management and News

                      Customer Identification, Branding and
                       Sales Message Presentation Services

1) Identify the Company's potential Internet audience including; new customers to reach, main sales base, solutions offered, funding sources, effective sales message, possible Joint Venture avenues

2) Develop branding identity, sales messages and strategies to reach identified Internet audiences
                       Search Engine Optimization Services
                      For Top Rankings On Google and Yahoo

1) Perform market research to determine "Key Words" that customers will use to find the Company 2) Multiply top key word rankings by inserting specially designed sets of META tag code into all of the Company's site page 3) Advise on site page structure designed to maximize search engine placements 4) Submit site pages to Major Search Engines and selected specialty Search Engines 5) Obtain top Search Engine rankings 6) Maintain top positions by monitoring, adjusting and conducting re-submission programs
                Brand Development and Sales Information Services

1) Produce Media Coverage Featuring Your Products, Solutions, Management Team and Corporate Growth Plan 2) Utilize proven media editor and writer contact programs to locate, communicate and produce free, independent media coverage.